An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated July 10, 2020

Draxo Technology, Inc.

12465 South Fort Street

Draper, UT 84045

www.draxotech.com

(801) 871-5225

Total Offering: 50,000,000 shares

This is a public offering of shares of common stock of Draxo Technology, Inc.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	$.10	0	.10	*
Total Offering	$.10	0	$5,000,000	*

1We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may offer the offered shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this offering circular.

We intend to have our common stock on the OTC market under a to-be-issued symbol. It is expected that our common stock will trade on a sporadic and limited basis.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

Offering to end 1 year after approval date. No minimum purchase requirements All subscription offerings will be used for purposes contained within this offering circular.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated July 10, 2020

1See “Risk Factors” on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Draxo Technology, Inc.

Our Company

Draxo Technology, Inc. (the “Company”) was established in 2019 as a developer of mobile applications. 2 mobile applications are currently developed. One application is a music festival application that allows users to register, view news and updates, view a schedule, learn about artists and view third party links. The other application is an interactive dance game where the user will complete different popular dances and share with others via social media.

Company Information

We are incorporated in the State of Wyoming. Our principal executive offices are located at 12465 South Fort Street, Draper UT 84020 and our telephone number is 801-871-5225. Our web site is wwwdraxotech.com. Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering	50,000,000 shares of common stack

Common Stock outstanding before this offering	100,000,000 shares of common stock have been issued A total of 100,000,000 shares of common stock are currently issued and outstanding before this offering.

Use of proceeds	We intend to use the proceeds from this offering to expand marketing and advertising and open new locations. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Offering Price	$.10 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the start-up phase.

We are a start-up company in the initial phases of operation. This provides risk as we continue to grow and implement our business plan. Being that we are a startup company, we have limited business operations. Our growth and ability to sustain business expenses will greatly depend on our ability to raise additional capital.

Ad-based revenues depend on outside businesses being willing to pay for ads

Our income is generated from ads both sold directly and indirectly. If there is a downturn in the economy this could negatively affect our ability to generate revenues from ads. We would need to go to a paid app model which could affect the number of downloads of our apps.

We face competition, which could result in similar apps to what we design and do.

We compete with many other entities engaged in app development. While we believe we have a unique product that will provide a unique experience, we are competing with other developers that are better funded and more well-known than Draxo Technology, Inc.

We will depend upon our customer interface being extremely user friendly and being able to adapt to the changing needs of music festivals during the return from COVID-19.

We have a unique and user-friendly interface for our music festival application. We expect as music festivals and other large gatherings return to the market there will be additional requirements for them to maintain safety. We feel we are uniquely positioned to help with this transition, but we will have to adapt quickly and ensure our app is customizable to the unknown changes that will be coming. If we are unable to adapt to these possible changes it could negatively affect our business plan.

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for operating conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

Risks Related to the Industry

The industry has large companies that have acquired a large share of the market

Our ability to succeed will depend on our ability to compete with large companies with more financing and easier access to necessary expansion capital. Capturing portions of the market from these large companies will be integral in accomplishing our business plan and growing our business.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

●	Unplanned delays in app development or approval;
●	Stock price performance of our competitors;
●	Default on our indebtedness;
●	Actions by our competitors;
●	Changes in senior management or key personnel;
●	Incurrence of indebtedness or issuances of capital stock; and
●	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

-Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of conducting a Tier 2 offering under Regulation A and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with conducting a Tier 2 offering under Regulation A and related rules implemented by the Securities and Exchange Commission (“SEC”). Despite the on-going reporting requirements from conducting such an offering, the company will not be “public” once this offering circular is qualified or subject to the Sarbanes-Oxley Act. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

Purchasers of our common stock in this offering could experience dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $.10 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value as of December 31st 2019 would have been $4,011,763 or $0.0364 per share.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing offering assumptions.

Offering
Assumed public offering price per share	$.10
Net tangible book value per share as of December 31, 2019	$-.075
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.1082
Adjusted net tangible book value per share after this offering	$0.0332
Decrease in net tangible book value per share to new investors	$0.0668

CAPITALIZATION

The following table sets forth our capitalization as of December 31st, 2019:

•on a historical basis;

•the receipt of the net proceeds of the offering of 5,000,000 shares;

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	Actual Amounts	Offering Amounts
ASSETS

Current Assets:
Long-Term Assets:	$15,000	$15,000
Developed software, related party	15,000	15,000
Cash	0	5,000,000

Total Assets	15,000	5,015,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable related party	127	127

Total Current Liabilities	127	127
Long Term Liabilities

Notes payable, related parties	15,000	15,000

Total liabilities	15,000	15,000
Stockholders’ Deficit
Common stock; $0.001 par value, 10,000,000 shares authorized and 10,000,000 shares issued and outstanding	200	15,000
Accumulated Deficit	(91,227)	(91,227)
Total Stockholders’ Deficit	(127)	(127)
Total Liabilities and stockholders’ Deficit	15,000	5,015,000

PLAN OF DISTRIBUTION

Pricing of the Offering

The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

We may sell or issue the securities offered by this offering from time to time in any one or more of the following ways:

●	via crowdfunding through one or more regulatory-compliant websites;
●	through solicitation from employees of the company;
●	directly to purchasers or a single purchaser; or
●	through a combination of any of these methods.

Solicitation from the Company will be conducted by officers, directors and/or employees of the company via in-person, telephone, text and/or email.

There will be no commissions paid for the distribution of securities to third parties or brokers. In the event we decide in the future to employ such third parties or brokers, we will amend the offering circular accordingly to disclose such arrangements.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5) You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

●	Increase marketing and brand awareness. (this will be achieved through online marketing and advertising at venues and through video marketing) This is expected to use approximately 60% of the funds raised.

●	Expansion and new app development. We will continue to develop new applications that will benefit our business model and grow our user base. This is expected to use approximately 30% of the funds raised

●	Remaining funds of approximately 10% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships or for company acquisitions.

●	If all of the securities being qualified in this offering statement are not sold, it will not materially affect the use of proceeds as described above—the stated uses would receive less aggregate funding, but the allocations would remain substantially similar.

DIVIDEND POLICY

As we become fully operational, we could be in a position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain. The decision to pay a dividend remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant. Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

BUSINESS

Overview

Draxo Technology, Inc. is a mobile app development company. We specialize in custom mobile app development with a focus on two specific applications. Our first application is a music festival application that allows users to register, view news and updates, view a schedule, learn about artists and view third party links. This application is unique and is designed by a band member that plays at music festivals often. As he played at music festivals, he noticed a large opportunity based on a need for these unique festivals. The application is completely customizable and can be reskinned or white labeled for individual festivals or bands. This will allow festivals and bands to grow their user base and at the same time add value and an overall better interaction with the fans and people attending. Revenues are generated in multiple ways with the app. Ad based revenue, design and reskinning or white labeling fees and a potential fee for download to the end users phone. All of these revenue generating models can be negotiated with the festivals and bands for a revenue share plan that will allow the festival and the bands to increase their revenue as well. As we continue to grow and take on clients and customers, we believe this product will revolutionize the way that users and fans attend music festivals. Our unique and fully customizable options will provide a very interactive platform for fans to really get the most out of their time while at a festival.

Our second application is a dance application that teaches different dance moves to users and requires them to master the moves before moving on to more and more difficult dances. The unique and customizable videos can then be uploaded to multiple social media platforms. With so many social media platforms going viral with dance videos there is a definite opportunity to capitalize on teaching and sharing fun and popular dances. We believe that as people learn and share new dances that this application could be a major viral success. The dances range from extremely simple to custom choreography.

Objectives

Draxo Technology’ objectives for the first three years of operation include:

1.	Develop multiple applications that will allow the user base to increase and grow

2.	Partner with major music festivals throughout the world

3.	Increase awareness with applications by introducing them through celebrities and well-known bands

4.	Maintain a low overhead by using cloud computing and strategic partnerships

5.	Maintain tight operational controls by hiring experienced individuals and programmers

Keys to Short-Term Success

The keys to short-term success are:

1.	The creation of a unique application that provides the end user with a fully customizable experience

2.	Help music festivals navigate the unknown return to large crowd venues during unsure times due to the global pandemic

3.	Product quality and consistency.

4.	Maintain a high return on investment for large music festivals

5.	Control costs in all areas and focus specifically on low cost of electronic storage and server capacity

6.	Establish the market presence needed to attract downloads and monetize downloads

7.	Ensure downloads keep the application long term not just during one event

PROPERTY

The principle office of the company is located at 12465 South Fort Street, Draper, UT 84020. This location has approximately 800 square feet with access to a conference room for meetings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending December 31, 2019

The company has initiated our business plan and with the sole focus of Draxo Technology on establishing a presence in the market with our two mobile applications. We expect revenues to be generated in the 4th quarter of 2020. Significant expenses during the period included $15,000 in developed software. We realized a net loss of $91,227 during the period.

Planned Sources of Revenues and Additional Expenses

Draxo Technology will attempt to grow revenues by using contacts and business associates that participate in bands or operate music festivals. We will also attempt to use celebrities or well-known bands to encourage the download of our mobile applications. We believe that our ability to introduce our applications to well known bands will help increase our visibility in the market.

Additional expenses will accrue with the increase of users on our applications and with more applications that we introduce to the market. The increase in expenses will be dictated by the growth of the company and will be directly tied to additional revenue.

Liquidity and Capital Resources of the Company

As previously noted, we are a development stage company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and strategic partnerships that will assist us in growing our presence. If we are only able to raise a portion of the proceeds of this offering, we will use that portion of proceeds according to the same strategy but on a slower growth curve. At the period end the company had no cash on hand and $15,000 in assets. Revenues are expected to begin this year through the implementation of our business plan. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We intend to raise the funds necessary through security sales and not undertake loans. If needed, we are able to secure loans from private individuals as well as banking institutions. We currently have no additional capital commitments.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month
David Anderson	Board Member	39	March 2019	40
Jack Brannelly	Board Member	55	March 2019	40

Management understands the necessity to employ high quality programmers and employees in the future. Management is determined to find, employ and manage highly qualified staff, managerial and customer service agents who are motivated to work together as a team, work closely with the customers and execute on our business plan. Draxo Technology will only hire those who are dedicated to serving our growing a strong, happy customer base.

Executive Compensation

Management	Position	Compensation
David Anderson	Board Member	$60,000
Jack Brannelly	Board Member	$60,000

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of the date of filing the offering circular by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
David Anderson	100,000	.1%
Jack Brannelly	100,000	.1%

DLA Holdings (David Anderson)	49,900,000	49.9%
JJB Holdings (Jack Brannelly)	49,900,000	49.9%

Shares are issued to directors and officers. DLA Holdings is wholly owned by David Anderson and JJB Holdings is wholly owned by Jack Brannelly.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of Draxo Technology, Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Common Stock

At inception on March 27, 2019, Draxo issued a total of 200,000 shares of common stock as founders’ shares for services valued at $200, or par value of $0.001 per share.

Accounts and Wages Payable

During the period from inception on March 27, 2019 through December 31, 2019, Draxo accrued $45,000 each for unpaid salary to officers and directors and $900 for rent. The officers and directors owed these amounts elected to contribute their accrued, but unpaid salary to capital.

During the period from inception on March 27, 2019 through December 31, 2019, Draxo, an officer and director paid $127 in expenses on behalf of the Company. As of December 31, 2019, the Company owed $127 to the officer and director of the Company.

Developed Software

During December 2019, Draxo entered into an Asset Purchase Agreement with a related party for all computer code, copyright, trademarks, graphic images, website development and URLs associated with the iOS applications known as Dab-It™ and Music Festival App, or the “Developed Software”. The Developed software is expected to be placed in service during 2020, at which time it will be amortized over its expected useful life of five years.

Note Payable

During December 2019, Draxo issued a secured promissory note to a related party in the amount of $15,000 for the purchase of the above-mentioned developed software. The note is secured by all of Draxo real, personal and intellectual property, bears interest at a variable monthly rate of LIBOR plus 1% and is due in five years from the date of issuance. As of December 31, 2019, the balance on the note is $15,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share.

As of the date of this offering, we have 100,000,000 shares of common stock and no shares of preferred stock outstanding. The outstanding shares of common stock are restricted and owned by directors of the company.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

Draxo Technology, Inc. has not authorized preferred stock.

Convertible Debentures

Draxo Technology, Inc. has no convertible debentures

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

There is currently no transfer agent. Upon approval of this offering circular a transfer agent will be put in place.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 150,000,000 shares of common stock if we complete the offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal about 150,000 shares immediately after this offering, or;

●	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company as of December 31, 2019, included in this Offering Circular have been audited by Goff Backa Alfera & Company, LLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements of the Company have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.

DRAXO TECHNOLOGY, INC.

BALANCE SHEET

December 31,
2019

ASSETS

Long-Term Assets:
Developed software, related party	$15,000
Total Long-Term Assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable, related party	$127
Total Current Liabilities	127

Long-Term Liabilities:
Note payable, related party	15,000
Total Long-Term Liabilities	15,000

Stockholders' Deficit:
Common stock; $0.001 par value, 200,000,000 shares authorized and 200,000 shares issued and outstanding	200
Additional paid-in capital	90,900
Accumulated deficit	(91,227)
Total Stockholders' Deficit	(127)

Total Liabilities and Stockholders' Deficit	$15,000

The accompanying notes are an integral part of these financial statements.

DRAXO TECHNOLOGY, INC.

STATEMENT OF OPERATIONS

For the Period from Inception on March 27, 2019 Through December 31, 2019

Operating expenses:
General and administrative	$1,227
Compensation expense	90,000
Total operating expenses	91,227

Loss before income taxes	(91,227)

Provision for income taxes	—

Net loss	$(91,227)

Basic loss per common share	$(0.46)

Basic weighted average common shares outstanding	200,000

The accompanying notes are an integral part of these financial statements.

DRAXO TECHNOLOGY, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, Inception March 27, 2019	—	—	—	—	—

Common stock issued to founders	200,000	200	—	—	200

Imputed wages and rent contributed to capital	—	—	90,900	—	90,900

Net loss for the period ended December 31, 2019	—	—	—	(91,227)	(91,227)

Balance, December 31, 2019	200,000	$200	$90,900	$(91,227)	$(127)

The accompanying notes are an integral part of these financial statements.

DRAXO TECHNOLOGY, INC.

STATEMENT OF CASH FLOWS

For the Period from Inception on March 27, 2019 Through December 31, 2019
Cash flows from operating activities:

Net loss	$(91,227)
Adjustments to reconcile net loss to net cash provided by operating activities:
Common stock issued for services	200
Imputed wages and rent contributed to capital	90,900
Changes in operating assets and liabilities:
Increase in accounts payable, related party	127
Net cash provided by operating activities	—

Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for taxes	$—

NON-CASH INVESTING AND FINANCING ACTIVITY:
Note payable issued for purchase of developed software	$15,000

The accompanying notes are an integral part of these financial statements.

DRAXO TECHNOLOGY, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Draxo Technology, Inc. (“Draxo”, or the “Company”). Draxo was incorporated on March 27, 2019, under the laws of the State of Wyoming. Draxo intends to develop, market and sell existing intellectual property associated with iOS applications, specifically, its Dab-It and Music Festival App.

a.       Basis of Presentation

The Financial Statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States. Draxo has elected a calendar year-end.

b.       Cash Equivalents

Draxo considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

c.       Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.       Revenue Recognition Policy

The Company plans to recognize revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company plans to recognize revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied. The Company has not generated any revenues to-date.

e.       Stock-Based Compensation

Draxo records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718, Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515, Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

f.       Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

DRAXO TECHNOLOGY, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of developed software, accrued liabilities and notes payable approximate fair value due to the nature and respective maturity dates or durations.

g.       Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, Property, Plant and Equipment. The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized since inception.

h.       New Accounting Pronouncements

Draxo has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2018, the Financial Accounting Standards Board (FASB) issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018. The Company adopted the new standard upon inception on March 27, 2019.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features, II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of Topic 260 eliminates the requirement to consider “down round” features when determining whether certain equity-linked financial instruments or embedded features are indexed to an entity’s own stock. The ASU 2017-11 amendments in Part I are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted the new standard upon inception on March 27, 2019.

i.       Basic and Diluted Loss Per Share

Draxo presents both basic and diluted Earnings Per Share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instrument, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

DRAXO TECHNOLOGY, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

As of December 31, 2019, Draxo did not have any potentially dilutive instruments outstanding.

The calculation of basic and diluted net loss per share for the year ended December 31, 2019 is as follows:

Basic Loss Per Share:
Numerator:
Net loss	$(91,227)
Denominator:
Weighted-average common shares outstanding	200,000
Basic net loss per share	$(0.46)

j.       Income Taxes

Draxo files income tax returns in the U.S. federal jurisdiction. Draxo’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Draxo had no deferred tax assets or liabilities as of December 31, 2019.

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the period ended December 31, 2019 due to the following:

Pre-tax book loss	$(19,158)
Expenses contributed to capital	19,089
Common stock issued for services	42
Accounts payable, related party	27
$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. In accordance with the statute of limitations for federal tax returns, the Company’s federal tax return for the year 2019 is subject to examination.

NOTE 2 - RELATED PARTY TRANSACTIONS

Common Stock

At inception on March 27, 2019, Draxo issued a total of 200,000 shares of common stock as founders’ shares for services valued at $200, or par value of $0.001 per share.

DRAXO TECHNOLOGY, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019

Accounts and Wages Payable

During the period from inception on March 27, 2019 through December 31, 2019, Draxo accrued $45,000 each for unpaid salary to officers and directors and $900 for rent. The officers and directors owed these amounts elected to contribute their accrued, but unpaid salary to capital.

During the period from inception on March 27, 2019 through December 31, 2019, Draxo, an officer and director paid $127 in expenses on behalf of the Company. As of December 31, 2019, the Company owed $127 to the officer and director of the Company.

Developed Software

During December 2019, Draxo entered into an Asset Purchase Agreement with a related party for all computer code, copyright, trademarks, graphic images, website development and URLs associated with the iOS applications known as Dab-It™ and Music Festival App, or the “Developed Software”. The Developed software is expected to be placed in service during 2020, at which time it will be amortized over its expected useful life of five years.

Note Payable

During December 2019, Draxo issued a secured promissory note to a related party in the amount of $15,000 for the purchase of the above mentioned developed software. The notes is secured by all of Draxo real, personal and intellectual property, bears interest at a variable monthly rate of LIBOR plus 1% and is due in five years from the date of issuance. As of December 31, 2019, the balance on the note is $15,000.

NOTE 3 - STOCKHOLDERS’ DEFICIT

Draxo has authorized 200,000,000 shares of common stock with a par value of $0.001 per share. At inception on March 27, 2019, Draxo issued a total of 200,000 shares of common stock as founders’ shares for services valued at $200, or par value of $0.001 per share.

NOTE 4 - GOING CONCERN

Draxo's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Draxo has recently accumulated losses since its inception and has negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Draxo's ability to continue as a going concern are as follows:

Draxo is currently seeking funding for the start-up of operations during fiscal year 2019 and plans to enter into several financing transactions. The continuation of Draxo as a going concern is dependent upon its ability to generating profitable operations that produce positive cash flows.  If Draxo is not successful, it may be forced to raise additional debt or equity financing.

.

There can be no assurance that Draxo will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan.  The ability of Draxo to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Subscription Agreement
12.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on July 13, 2020.

By	/s/ David Anderson
CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated

By	/s/ Jack Brannelly	July 13, 2020
	Chief Operating Officer	Date

By	/s/ David Anderson	July 13, 2020
	Principal Accounting Officer	Date

By	/s/ David Anderson	July 13, 2020
	Principal Financial Officer	Date